EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of ConAgra, Inc. on Form S-8 of our reports dated
July 12, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra, Inc. for the year ended May 26, 1996.



  /s/ Deloitte & Touche LLP


DELOITTE & TOUCHE LLP


Omaha, Nebraska
December 9, 1996